Exhibit 99.1

Editorial Contact:	Investor Contact:

Caroline Yu	Marshall Mohr

Adaptec, Inc.	Adaptec, Inc.

408-957-2324	408-957-6773

caroline_yu@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC REPORTS SECOND QUARTER FY 2005 RESULTS

•                  Q2 Revenue:  $121.3 million

•                  Q2 Earnings per Share:  ($0.08) GAAP; $0.03 Non-GAAP

MILPITAS, Calif., October 28, 2004 – Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported its financial results for the quarter ended September 30, 2004.

Net revenue for the second quarter of fiscal 2005 was $121.3 million, compared with $109.2 million for the second quarter of fiscal 2004 and $115.5 million for the first quarter of fiscal 2005.

The second quarter of fiscal 2005 net loss on a generally accepted accounting principles (GAAP) basis was ($8.5 million), or ($0.08) per share, compared with net income of $0.3 million, or $0.00 per share, for the second quarter of fiscal 2004 and net income of $0.01 million, or $0.00 per share, for the first quarter of fiscal 2005.

Non-GAAP net income for the second quarter of fiscal 2005 was $3.5 million, or $0.03 per share, compared with $3.7 million, or $0.03 per share, for the second quarter of fiscal 2004 and $6.4 million, or $0.06 per share, for the first quarter of fiscal 2005. A reconciliation between GAAP net loss and non-GAAP net income is provided in the attached tables.

The current quarter includes a full quarter of IBM iSeries and pSeries activity as Adaptec completed the acquisition of this business on June 29, 2004. The quarter also includes the results of Snap Appliance, Inc. from July 23, 2004, which was the date of that acquisition. Net revenues for these combined businesses totaled $7.9 million, which is lower than expected future run rates due to purchase accounting and integration activities.

“We attribute our better-than-expected earnings to successful expense controls, acquisition synergies and steady OEM demand,” said Robert N. Stephens, president and chief executive officer for Adaptec. “In addition, we are securing design wins with top-tier OEM customers, delivering critical external storage products that meet diverse business needs.”

Business Highlights

•                  IBM, with its new TotalStorage DS300 and DS400, became the first major vendor to ship storage solutions based on the Adaptec Flexible Storage Architecture (FSA), a modular platform based on industry-standard, pre-developed and interoperable components, systems and software.

•                  Adaptec announced the availability of the Adaptec FSA, which enables original equipment manufacturers (OEMs) and channel partners to mix and match Adaptec components, systems and software to deliver a full range of unique storage solutions from simple arrays to highly available enterprise systems.

•                  Adaptec launched the Snap Server 18000, its fastest Snap Server ever. This midrange solution provides a unified block-and-file platform for consolidating multiple types of data across a broad range of applications and scales up to 30 terabytes at a cost of less than $5.00 per gigabyte.

•                  At the Intel Developer Forum (IDF), Adaptec demonstrated the industry’s first Serial Attached SCSI (SAS) subsystem powered by the highest performance SAS ASIC with integrated RAID data protection.

•                  Adaptec announced the availability of Snap Enterprise Data Replicator (Snap EDR), a high-performance, network-optimized data replication and management software suite that allows customers to easily and cost-effectively move, protect and report on their data throughout a distributed enterprise.

Conference Call

Adaptec’s FY 2005 second-quarter earnings conference call is scheduled for 1:45 p.m. PDT on October 28, 2004. The dial-in number for the conference call is (706) 679-0658. Individuals may also participate free via Web cast by visiting www.adaptec.com 15 minutes prior to the call. A telephone replay will be made accessible through November 11, 2004, at (706) 645-9291, access code 271437. A replay will also be available via Adaptec’s Web site.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding our ability to secure design wins and deliver external storage products that meet diverse business needs. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, on file with the Securities and Exchange Commission, and to the reports that we will file with the Securities and Exchange Commission in 2004. Adaptec assumes no obligation to update this information.

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Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(unaudited)

	Three-Month Period Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$121,270	$—		$121,270	$109,192	$—		$109,192
Cost of revenues	68,274	(129	)(a)	68,145	62,795	—		62,795
Gross profit	52,996	129		53,125	46,397	—		46,397
Operating expenses:
Research and development	32,016	(1,987	)(a)	30,029	25,203	(1,116	)(b)	24,087
Selling, marketing and administrative	23,129	(2,317	)(a)	20,812	19,355	(36	)(b)	19,319
Amortization of acquisition-related intangible assets	5,181	(5,181	)(c)	—	4,713	(4,713	)(f)	—
Write-off of acquired in-process technology	2,200	(2,200	)(d)	—	—	—		—
Restructuring charges	1,928	(1,928	)(e)	—	1,478	(1,478	)(e)	—
Total operating expenses	64,454	(13,613)		50,841	50,749	(7,343)		43,406
Income (loss) from operations	(11,458)	13,742		2,284	(4,352)	7,343		2,991
Interest and other income	3,659	—		3,659	4,661	—		4,661
Interest expense	(1,145)	—		(1,145)	(2,490)	—		(2,490)
Income (loss) before income taxes	(8,944)	13,742		4,798	(2,181)	7,343		5,162
Provision for (benefit from) income taxes	(474)	1,817	(g)	1,343	(2,442)	3,887	(n)	1,445
Net income (loss)	$(8,470)	$11,925		$3,455	$261	$3,456		$3,717

Net income (loss) per common share:
Basic	$(0.08)			$0.03	$0.00			$0.03
Diluted	$(0.08)			$0.03	$0.00			$0.03

Shares used in computing net income (loss) per share:
Basic	110,312	—		110,312	108,411	—		108,411
Diluted	110,312	2,306	(h)	112,618	110,219			110,219

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Six-Month Period Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$236,772	$—		$236,772	$216,485	$—		$216,485
Cost of revenues	133,408	(129	)(i)	133,279	124,274	—		124,274
Gross profit	103,364	129		103,493	92,211	—		92,211
Operating expenses:
Research and development	57,404	(2,756	)(i)	54,648	51,384	(2,342	)(b)	49,042
Selling, marketing and administrative	42,065	(2,353	)(i)	39,712	39,838	(180	)(b)	39,658
Amortization of acquisition-related intangible assets	8,110	(8,110	)(c)	—	9,537	(9,537	)(f)	—
Write-off of acquired in-process technology	5,200	(5,200	)(d)	—	3,649	(3,649	)(d)	—
Restructuring charges	2,747	(2,747	)(e)	—	1,826	(1,826	)(e)	—
Total operating expenses	115,526	(21,166)		94,360	106,234	(17,534)		88,700
Income (loss) from operations	(12,162)	21,295		9,133	(14,023)	17,534		3,511
Interest and other income	5,502	1,250	(j)	6,752	61,122	(48,790	)(k)	12,332
Interest expense	(2,267)	—		(2,267)	(5,688)	—		(5,688)
Income (loss) before income taxes	(8,927)	22,545		13,618	41,411	(31,256)		10,155
Provision for (benefit from) income taxes	(467)	4,280	(g)	3,813	348	2,495	(n)	2,843
Net income (loss)	$(8,460)	$18,265		$9,805	$41,063	$(33,751)		$7,312

Net income (loss) per common share:
Basic	$(0.08)			$0.09	$0.38			$0.07
Diluted	$(0.08)			$0.09	$0.35			$0.07

Shares used in computing net income (loss) per share:
Basic	110,076	—		110,076	108,183	—		108,183
Diluted	110,076	2,001	(h)	112,077	126,400	(16,328	)(l)	110,072

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(a) Management incentive program of $2.9 million associated with the Snap Appliance acquisition (acquired in July 2004), deferred compensation expense related to assumed stock options of $0.9 million associated with the Platys (acquired in August 2001) and Snap Appliance acquisitions and cash hire-on payments of $0.6 million associated with the IBM i/p Series RAID business acquisition (acquired in June 2004).  These assumed options and special bonus arrangements were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(b)  Deferred compensation expense associated with the Platys acquisition.

(c) Amortization of acquisition-related intangible assets, primarily core and existing technologies, patents, trade name and supply agreement intangibles, related to the acquisitions of Platys, Eurologic (acquired in April 2003), ICP vortex (acquired in June 2003), Elipsan (acquired in February 2004), the IBM i/p Series RAID business and Snap Appliance.

(d) In-process write-off of research and development costs associated with the Snap Appliance acquisition of $2.2 million, the IBM i/p Series RAID business acquisition of $3.0 million and the Eurologic acquisition of $3.6 million.

(e) Restructuring expense primarily related to activities under (i) first and second quarter of fiscal 2005 restructuring plans to reduce headcount, consolidate facilities and other actions related to the Snap Appliance acquisition and (ii) the second quarter of fiscal 2004 restructuring plan related to actions to reduce headcount and consolidate facilities related to the DSG segment.

(f) Amortization of acquisition-related intangible assets, primarily core technology and patent intangibles, related to the acquisitions of DPT (acquired in December 1999), Platys, Eurologic and ICP vortex.

(g) Incremental income taxes associated with certain non-GAAP adjustments and a tax benefit from certain discrete tax events during the second quarter of fiscal 2005 related to the method and amount of settled tax controversies.

(h) Dilutive effect of employee stock options.

(i) Management incentive program of $2.9 million associated with the Snap Appliance acquisition, deferred compensation expense of $1.7 million associated with the Platys and Snap Appliance acquisitions and cash hire-on payments of $0.6 million associated with the IBM i/p Series RAID business acquisition.

(j) Expense related to a license and release agreement to settle claims that some of our products infringed certain patents.

(k) Gain of $49.3 million related to the settlement with the former president of DPT over claims that representations and warranties made by DPT stockholders as part of the initial acquisition were incomplete or inaccurate, loss of $0.8 million on redemption of 4 ¾% Convertible Subordinated Notes, and realized gains of $0.3 million on investments.

(l) Anti-dilutive effect of 3% Convertible Subordinated Notes.

(m) Amortization of acquisition-related intangible assets, primarily core technology and patent intangibles, related to the acquisitions of Platys, Eurologic, ICP vortex and Elipsan.

(n) Incremental income taxes associated with certain non-GAAP adjustments.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data

	As of
	September 30, 2004	March 31, 2004	September 30, 2003
	(in thousands)

Cash, cash equivalents and marketable securities	$529,988	$663,854	$683,425
Accounts receivable, net	76,524	51,562	57,369
Inventories	65,115	48,888	40,738
Goodwill and other intangible assets	253,788	117,394	110,540
Other assets	162,697	169,406	157,518
Total assets	$1,088,112	$1,051,104	$1,049,590

Current liabilities	174,176	142,361	142,637
Convertible notes and other long-term obligations	273,736	263,852	255,888
Stockholders’ equity	640,200	644,891	651,065
Total liabilities and stockholders’ equity	$1,088,112	$1,051,104	$1,049,590

Cash Flow Data

	Three-Month Period Ended
	September 30, 2004	June 30, 2004	September 30, 2003
	(in thousands)

Net income (loss)	$(8,470)	$10	$261
Adjustments to reconcile net income (loss) to net cash provided by operations:
Non-cash P&L items:
Non-cash restructuring charges	—	109	66
Write-off of acquired in-process technology	2,200	3,000	—
Stock-based compensation related to Platys and Snap Appliance	873	805	1,081
Depreciation and amortization	12,261	10,342	14,079
Deferred income taxes	56	(25)	(3,100)
Other items	(3,964)	—	261
Changes in assets and liabilities	(11,126)	(6,060)	6,766
Net cash provided by (used for) operating activities	$(8,170)	$8,181	$19,414

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	76,503	47,475	61
Payments of general holdback in connection with acquisition of Platys	—	—	159

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended June 30, 2004
	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$115,502	$—		$115,502
Cost of revenues	65,134	—		65,134
Gross profit	50,368	—		50,368
Operating expenses:
Research and development	25,388	(769	)(b)	24,619
Selling, marketing and administrative	18,936	(36	)(b)	18,900
Amortization of acquisition-related intangible assets	2,929	(2,929	)(m)	—
Write-off of acquired in- process technology	3,000	(3,000	)(d)	—
Restructuring charges	819	(819	)(e)	—
Total operating expenses	51,072	(7,553)		43,519
Income (loss) from operations	(704)	7,553		6,849
Interest and other income	1,843	1,250	(j)	3,093
Interest expense	(1,122)	—		(1,122)
Income before income taxes	17	8,803		8,820
Provision for income taxes	7	2,463	(n)	2,470
Net income	$10	$6,340		$6,350

Net income per common share:
Basic	$0.00			$0.06
Diluted	$0.00			$0.06

Shares used in computing net income per share:
Basic	109,840	—		109,840
Diluted	111,536	—		111,536

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three- and six-month periods ended September 30, 2004 and 2003 for an explanation of the footnotes referred to in the table above.